EXHIBIT 23.1

                        Consent Of Independent Auditors

The Board of Directors
Richfood Holdings, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-41210, 33-41570, 33-43652, 33-55299, 33-63447, 333-1251 and 333-1253) on Form
S-8 of Richfood Holdings, Inc. of our report dated June 10, 1996, relating to the consolidated balance sheets of Richfood Holdings, Inc. and subsidiaries as of April 27, 1996 and April 29, 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended April 27, 1996, which report is incorporated by reference in the April 27, 1996 annual report on Form 10-K of Richfood Holdings, Inc. We also consent to the incorporation by reference in the aforementioned registration statements of our report dated June 10, 1996, relating to the financial statement schedules of Richfood Holdings, Inc. and subsidiaries, which report is included in this Form 10-K. The consolidated financial statements give effect to the merger on October 15, 1995 of a wholly-owned subsidiary of Richfood Holdings, Inc. with and into Super Rite Corporation, which has been accounted for using the pooling of interests method as described in note 2 to the consolidated financial statements. We did not audit the fiscal 1995 and 1994 consolidated financial statements and financial statement schedules of Super Rite Corporation, which consolidated financial statements reflect total assets constituting approximately 48% of the related consolidated financial statement total at April 29, 1995, and reflect sales constituting approximately 49% of the related consolidated financial statement totals for each of fiscal 1995 and 1994. The fiscal 1995 and 1994 consolidated financial statements and financial statement schedules of Super Rite Corporation were audited by other auditors, whose reports thereon have been furnished to us, and our opinions incorporated by reference into the registration statements, insofar as they relate to the amounts included for Super Rite Corporation, are based solely on the reports of the other auditors.

KPMG Peat Marwick LLP

Richmond, Virginia
July 26, 1996